Exhibit 10.2

FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED 2003 INCENTIVE AWARD PLAN
OF
MAGUIRE PROPERTIES, INC.,
MAGUIRE PROPERTIES SERVICES, INC. AND
MAGUIRE PROPERTIES, L.P.

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED 2003 INCENTIVE AWARD PLAN OF MAGUIRE PROPERTIES, INC., MAGUIRE PROPERTIES SERVICES, INC. AND MAGUIRE PROPERTIES, L.P., made as of July 23, 2009 (this “First Amendment”), is made and adopted by Maguire Properties, Inc., a Maryland corporation (the “Company”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

WHEREAS, the Company maintains the Second Amended and Restated 2003 Incentive Award Plan of Maguire Properties, Inc., Maguire Properties Services, Inc. and Maguire Properties, L.P., as amended (the “Plan”);

WHEREAS, pursuant to Section 11.2 of the Plan, the Plan may be amended by the Administrator (as defined in the Plan) from time to time; and

WHEREAS, the Company desires to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that, effective as of July 23, 2009, the Plan be, and hereby is, amended as follows:

1.           Section 1.17 of the Plan is hereby amended and restated in its entirety as follows:

“1.17           RESERVED.”

2.           Section 4.5 of the Plan is hereby amended and restated in its entirety as follows:

“4.5           Granting of Options to Independent Directors.  During the term of the Plan, each individual who first becomes an Independent Director after the date of the Company’s 2009 annual meeting of stockholders (the “2009 Annual Meeting”) shall be granted an Option to purchase 50,000 shares of Common Stock (an “Initial Option”) on the date on which he or she initially becomes an Independent Director.  During the term of the Plan, commencing as of the 2009 Annual Meeting, each Independent Director shall be granted an Option to purchase 45,000 shares of Common Stock effective immediately following each annual meeting of stockholders (an “Annual Option”), provided that such individual continues to serve as an Independent Director immediately following such annual meeting.  For the avoidance of doubt, an individual who first becomes an Independent Director at an annual meeting of stockholders shall only receive an Initial Option in connection with becoming an Independent Director, and shall not also receive an Annual Option on the date of such meeting.  Members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will not receive an Initial Option, but to the extent that they are otherwise eligible, will receive, at each annual meeting of stockholders after retirement from employment with the Company, an Annual Option.”

3.           The last sentence of Section 7.1 of the Plan is hereby deleted in its entirety.

4.           Section 7.3 of the Plan is hereby amended and restated in its entirety as follows:

“7.3           RESERVED.”

5.           This First Amendment shall be and is hereby incorporated in and forms a part of the Plan.

6.           All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.

[SIGNATURE PAGE FOLLOWS]

I hereby certify that the foregoing First Amendment was duly adopted by the Board of Directors of Maguire Properties, Inc. on July 23, 2009.

Executed on this 23rd day of July, 2009.

By:	/s/ JONATHAN L. ABRAMS
Name: Jonathan L. Abrams
Title: Secretary